UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023 (June 16, 2023)

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately, on June 16, 2023, the Board of Directors (the “Board”) of Cano Health, Inc. (the “Company”) elected the Company’s current Chief Strategy Officer, Mr. deMarquette (“Mark”) Kent, as the Company’s Interim Chief Executive Officer (the “Interim CEO”).

Mr. Kent will replace Dr. Marlow Hernandez, who tendered his resignation as the Company’s Chief Executive Officer, as well as all positions he holds at the Company’s subsidiaries, effective immediately on June 16, 2023. Dr. Hernandez will remain as a director on the Company’s Board. The Board intends to conduct a search process to identify a permanent Chief Executive Officer.

Kent Letter Agreement

In connection with his appointment as Interim CEO, Mr. Kent and the Company entered into that certain letter agreement, dated as of June 16, 2023 (the “Kent Letter Agreement”). Pursuant to the terms of the Kent Letter Agreement, Mr. Kent will serve as the Company’s Interim CEO on an “at will” basis until the date on which a permanent Chief Executive Officer commences employment (such period, the “Transition Period”), subject to earlier termination. Mr. Kent will be paid a base salary at an annualized rate of $475,000 and he will be eligible to receive $325,000 in target cash incentive compensation in respect of the Company’s 2023 fiscal year, subject to the terms of the Company’s 2023 Executive Incentive Compensation Program. Mr. Kent will also be eligible to receive an annual equity award in respect of the Company’s 2023 fiscal year with a target value of $1,500,000 vesting in shares of the Company’s Class A common stock. In addition, Mr. Kent will be eligible to receive a $1,500,000 award of restricted stock units vesting in shares of the Company’s Class A common stock in full on June 16, 2024, the first anniversary of his election as Interim CEO, subject to his continued employment with the Company or one of its subsidiaries through such time. Following the expiration of the Transition Period, and assuming Mr. Kent remains employed by the Company and/or its subsidiaries in some capacity, Mr. Kent’s base salary and target cash incentive compensation will remain at the levels established under the Kent Letter Agreement and his target long-term incentive opportunity will return to the level in effect prior to his appointment as Interim CEO. As Interim CEO, Mr. Kent will be indemnified to the fullest extent provided by the Company’s organizational documents (which includes advancement of expenses) and covered by the Company’s directors and officers liability policy as an insured in respect of his activities as a Company officer. Mr. Kent is party to an employment agreement with Cano Health, LLC, dated as of December 13, 2022 (the “Kent Existing Employment Agreement”), the terms of which remain unchanged, except as modified by the Kent Letter Agreement. Pursuant to the Kent Existing Employment Agreement, Mr. Kent is eligible to receive a retention bonus in the amount of $3,600,000, which will be payable subject to his continued employment with the Company or any of its subsidiaries through December 13, 2024 (or in the event of an earlier termination without “cause” or resignation with “good reason” (as each such term is defined in the Kent Existing Employment Agreement), subject to his compliance with applicable restrictive covenants through such date).

The descriptions of Mr. Kent’s employment and compensation terms are not complete and are qualified by reference to the Kent Letter Agreement and the Kent Existing Employment Agreement, which are filed as Exhibits 10.1 and 10.2 attached hereto and incorporated herein by reference in their entirety. There are no family relationships between Mr. Kent and any of the Company’s directors or executive officers and there are no related-party transactions as referred to in Item 404(a) of Regulation S-K with Mr. Kent.

Mr. Kent, age 55, has served as the Company’s Chief Strategy Officer since April 5, 2023. Prior to joining the Company in January 2023 as Senior Vice President, Medicare Advantage, Mr. Kent founded three startup healthcare companies which help provider practices operate successfully within value-based arrangements: Care Management Resources, Total Health Medical Centers and Your Partners in Health. He has also held numerous senior executive roles, including having served as CEO of Total Health Medical Centers from 2017 to 2023, as CEO of Women’s Health Care Hospital in Evansville, Indiana from 2014 to 2018 and as CEO & Regional President of all Humana-owned, Florida-based primary care practices, which today are known as Conviva

Care Centers from 2004 to 2014. Mr. Kent is a nurse by training and earned a Master’s of Business Administration from Purdue University. He is double board certified as a Fellow of the American College of Health Care Executives and a Fellow of the American College of Medical Practice Executives. He also serves on numerous national and local boards including the Broward Health Foundation Board.

Separation Agreement and Hernandez Letter Agreement

In connection with his resignation, which constitutes a resignation by Dr. Hernandez for “Good Reason” within the meaning of Dr. Hernandez’s employment agreement, dated June 3, 2021 among Dr. Hernandez, the Company and Cano Health, LLC (the “Hernandez Employment Agreement”), Dr. Hernandez and the Company entered into a Separation Agreement and Release of Claims, dated as of June 18, 2023 (the “Separation Agreement”) and a letter agreement, dated as of June 18, 2023 (the “Hernandez Letter Agreement”). In exchange for entering into the Separation Agreement, which conforms in all material respects with the form of separation agreement and release of claims attached as Exhibit B to Dr. Hernandez’s Employment Agreement, Dr. Hernandez is eligible for the severance benefits described in Sections 6(a) and 6(c) of his Employment Agreement and the continued equity vesting as described below.

Pursuant to the terms of the Hernandez Letter Agreement, to the extent any portion of Dr. Hernandez’s equity awards remains unvested, he shall be credited with continued service for purposes of satisfying the applicable employment and vesting conditions for so long as he cooperates on matters relating to the orderly transition of his duties and authorities, as well as other transition-related matters, as may from time to time be reasonably requested by the Company’s Board (the “Transition Activities”). If Dr. Hernandez engages in, or interferes with, any internal or external Company business matters other than in his capacity as a member of the Board or as a result of Transition Activities or if he materially breaches any of the restrictive covenants set forth in Section 9 of his Employment Agreement, all of his unvested equity awards will automatically terminate and be forfeited and any equity awards, to the extent vested or delivered shall be immediately subject to repayment, if the vesting or delivery occurred subsequent to such breach event. In addition, the Hernandez Letter Agreement provides that the Company and its subsidiaries and affiliated medical facilities may continue to utilize Dr. Hernandez’s full name, voice, image and likeness in a manner reasonably consistent with historical practices, so long as the Company and its subsidiaries use reasonable best efforts to ensure that such usage ceases on or prior to June 18, 2025.

The foregoing descriptions of the Separation Agreement and Hernandez Letter Agreement are qualified in their entirety by the Separation Agreement and Hernandez Letter Agreement, copies which are filed as Exhibits 10.3 and 10.4, respectively, attached hereto and incorporated herein by reference in their entirety, as well as the description of the Employment Agreement included on the Form 8-K filed with the SEC by the Company on June 9, 2021 and as most recently described in the Company’s annual proxy statement on Schedule 14A filed with the SEC by the Company on May 22, 2023 and the Employment Agreement, which is filed as Exhibit 10.7 attached to the former 8-K.

Item 7.01	Regulation FD Disclosure.

On June 16, 2023, the Company issued a press release announcing the Board’s election of Mr. Kent as Interim CEO, effective as of the same date, and announcing the resignation of Dr. Hernandez, effective as of the same date. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference in its entirety.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of June 16, 2023, by and between the Company and Mr. deMarquette Kent.

10.2	Employment Agreement, dated as of December 13, 2022, by and between Cano Health, LLC and Mr. deMarquette Kent.

10.3	Separation Agreement, dated as of June 18, 2023, by and between the Company and Dr. Marlow Hernandez.

10.4	Letter Agreement, dated as of June 18, 2023, by and between the Company and Dr. Marlow Hernandez.

99.1	Press Release dated June 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023	CANO HEALTH, INC.

	By:	/s/ Brian Koppy
Name: Brian Koppy
Title: Chief Financial Officer